UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2012

The Advisory Board Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2445 M Street, NW, Washington, District of Columbia		20037
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-266-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously announced, at the close of business on June 18, 2012, The Advisory Board Company (the "Company") effected a two-for-one stock split of its outstanding shares of common stock in the form of a stock dividend. Each stockholder of record received one additional share of common stock for each share of common stock owned at the close of business on May 31, 2012.

As of the effective date of the stock split, and pursuant to Rule 416 under the Securities Act of 1933, as amended, the Company’s registration statements on Form S-8 filed by the Company with the Securities and Exchange Commission (File Nos. 333-177006, 333-162032, 333-140757 and 333-84422) are deemed to cover the additional shares of common stock of the Company issued or issuable thereunder as a result of the two-for-one stock split. The foregoing Registration Statements, which incorporate by reference this Current Report on Form 8-K, are hereby amended pursuant to Rule 416.

In addition, adjustments may be made to certain outstanding awards under each Company stock plan, in accordance with the terms of each such stock plan, in order to preserve the rights of holders of such awards following the stock split.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

June 18, 2012	By:	/s/ Michael T. Kirshbaum

Name: Michael T. Kirshbaum
Title: Chief Financial Officer and Treasurer